UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2006

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identification No.)

7650 E. Evans Rd., Suite C Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

7150 West Erie Street, Chandler, Arizona 85226
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 17, 2006, Ronald O. Abernathy was appointed by the Board of Director’s as the Registrant’s interim President and Chief Executive Officer and interim Chief Accounting Officer.

Mr. Abernathy is a seasoned entrepreneur and businessman who gained a wealth of business experience from his international transactional practice over the past 30 years. From his beginnings as a pointman in the 173rd airborne brigade where he received a Gold Star for military merit, to a position with the United Nations in New York, Mr. Abernathy later began his international business career as a free-lance entrepreneur completing a series of brokered transactions in Switzerland, and around the globe. In 1993 Mr. Abernathy became the President and CEO of Scottsdale, Arizona based U.S. Machinery, and in a joint venture with McDonald-Douglas, completed various international off-set trade programs valued in excess of $1 billion.

Mr. Abernathy is currently the President and CEO of Abernathy, Warburg & Hall, a Business Consulting and Marketing Strategies firm, a position he has held for over 10 years. Amongst his other business ventures, Mr. Abernathy is currently working with G.E. Capital to acquire a Major League Baseball™ team, a project that has been on-going for more than one year. In 2001 Mr. Abernathy was the first American ever elected as President of the International Nigerian Chamber of Commerce, a position he held until 2003.

Outside of his business ventures, Mr. Abernathy is engaged in philanthropic pursuits through his appointment to the Board of Directors of the World Children’s Fund, a charitable foundation formed by Arizona based law firm of Lodmell & Lodmell. Mr. Abernathy has had many years of political involvement, and he was recently nominated as Republican of the Year for the State of Arizona by the Bush Administration. Mr. Abernathy is also a member of the Republican Governors Association’s Team 1000 - a group of Republican business leaders committed to creating business and economic opportunities in the United States.

Prior to his appointment, neither Mr. Abernathy, nor any member of his immediate family, conducted any transaction or proposed transactions with the Registrant that required disclosure pursuant to §404(a) of Regulation S-B (17 CFR 228.404(a)).

The Registrant’s Corporate Governance Committee is finalizing the terms of Mr. Abernathy’s engagement and will file such agreement upon its completion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

Date: November 22, 2006	By:	/s/ Gregg C. Johnson
Gregg C. Johnson
Title: Gregg C. Johnson, Secretary